POWER OF ATTORNEY PAUL MICHAEL MUELLER, hereby appoint Alejandro Gil Ortiz, Sergio Rodríguez Pérez, and Camila Lopes Amaral Westin Pereira, acting singly, and with full power of substitution or revocation, the undersigned’s true and lawful attorney in fact (the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to: I. Prepare, execute and submit, in behalf of the undersigned, with the U.S. Securities and Exchange Commission (the “SEC”) the form known as Form ID, together with any amendments thereto, and any other documents that may be necessary or appropriate to obtain codes and access to the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) enabling the undersigned to file reports required under applicable SEC laws, rules and regulations, arising from the undersigned’s position with Fomento Económico Mexicano, S.A.B. de C.V. and Coca-Cola FEMSA, S.A.B. de C.V. (jointly the “Company”). II. Prepare, execute and submit to the SEC any and all reports (including any amendments thereto) that the undersigned is required to file under Section 16 (a) of the Securities Exchange Act, as amended, or any rule or regulation thereunder, with respect to any securities of the Company, including Forms 3, 4 and 5; and III. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorize any such third party to release any such information to the Attorney-in-Fact. The undersigned here acknowledges that: A. This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; B. Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or relevant; C. Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 (a) of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements; and D. This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 (a) of the Exchange Act, including, without limitation, the reporting requirements under said law.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force and effect until (i) the undersigned resigns from or is removed from his or her position with the Company, (ii) the undersigned is no longer required, pursuant to applicable law, to file Forms 4 or 5 with respect to the undersigned’s holdings of and transactions in securities of the Company, or (iii) this Power of Attorney is revoked by the undersigned by written notice. In addition, the undersigned hereby constitutes, appoints and authorizes Alejandro Gil Ortiz (with email alejandro.gil@fomento.femsa.com), Sergio Rodríguez Pérez (with email sergio.rodriguezperez@femsa.com) and Camila Lopes Amaral Westin Pereira (with email camila.amaral@kof.com), singly and with full power of substitution or revocation to act as the undersigned's EDGAR account administrator(s) and manage the undersigned’s EDGAR account. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of March 16, 2026 Signature: _____________________________________